Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 •www.franklinstreetproperties.com
Contact: Investor Relations - (877) 686-9496

FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. aNNOUNCES THAT

IT WILL NO LONGER SPONSOR THE SYNDICATION OF SHARES OF

PREFERRED STOCK IN NEWLY-FORMED SINGLE PROPERTY COMPANIES

WAKEFIELD, MA – December 15, 2011 – Franklin Street Properties Corp. (“FSP”, “its”, “our” or “we”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today that its broker-dealer subsidiary, FSP Investments LLC, will no longer sponsor the syndication of shares of preferred stock in newly-formed single property companies. FSP Investments LLC will, however, continue to provide investor relations services to existing single property companies and will be authorized to sponsor the syndication of any additional shares of preferred stock in existing single property companies. FSP anticipates taking a charge of between $375,000 and $425,000 to earnings in the fourth quarter of 2011 to reflect costs associated with this event.

For over 15 years, FSP, through its broker-dealer subsidiary, FSP Investments LLC, exclusively sponsored the syndication of shares of preferred stock in single property companies to accredited investors. Those syndications raised over $1.8 billion of equity in the aggregate for over 50 separate, single property companies.

We will continue to manage all of the affairs of the 16 existing single property companies that sit outside of FSP. FSP, its subsidiaries and affiliates, and the employees, officers and directors thereof, will continue to fulfill and provide all of the fiduciary responsibilities/duties and services to the individual stockholders of those 16 existing single property companies and the assets that they own as they have done in the past.

George J. Carter, President and Chief Executive Officer of FSP, commented as follows:

“The decision to no longer sponsor the syndication of shares of preferred stock in newly-formed single property companies was made after judging the potential for meaningful future profit contribution to the earnings of FSP from such syndications to be limited. Our investment banking segment has been marginal in its profit contribution over the last four years and we believe time and resources may be more productively deployed elsewhere going forward. Unfortunately, our Investment Executives and their Sales Assistants will be leaving FSP, as there will be no new investment product for them to sell. We will miss them! However, we are exploring a possible future arrangement that, if successful, could enable our former Investment Executives and their Sales Assistants to act as informed communications conduits with the holders of preferred stock in the 16 existing single property companies. We will keep all shareholders informed of any progress in that area.”

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties.  FSP operates in two business segments: real estate operations and investment banking/investment services.  The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties.  FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker-dealer.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, estimates or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the "Risk Factors" set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

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